Exhibit 99.1

Company Contact:	Investor Relations Contacts:
E-Z-EM, Inc.	Lippert/Heilshorn & Associates, Inc.
Tom Johnson x3317	Kim Sutton Golodetz (kgolodetz@lhai.com)
(800) 544-4624	(212) 838-3777
www.ezem.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com

FOR IMMEDIATE RELEASE

E-Z-EM REPORTS RECORD NET SALES

FOR FOURTH QUARTER AND FISCAL YEAR 2006

Conference Call to begin at 4:30pm Eastern Time Thursday, August 10, 2006

LAKE SUCCESS, N.Y. (August 10, 2006) – E-Z-EM, Inc. (NASDAQ: EZEM) today announced financial results for its 2006 fourth quarter and fiscal year. For the quarter ended June 3, 2006, net sales from continuing operations were a record $37.1 million, up 16% compared with net sales of $32.0 million for the quarter ended May 28, 2005. Earnings from continuing operations for both the 2006 and 2005 fourth quarters were $1.3 million, or $0.12 per diluted share.

Sales growth was led by CT imaging products, which collectively grew 17% over the prior-year quarter. Important contributors of sales growth over the prior-year period included CT injector systems (up 30%), and CT contrast, including the Smoothie line of oral CT contrast products (up 10%). Additional significant contributors of sales growth over the prior-year period included X-ray fluoroscopy products (up 9%) and defense decontaminants (up 221%).

Gross profit for the current quarter increased 17% to $15.7 million from $13.4 million for the year-ago quarter due to the increase in sales. Gross profit percentage increased slightly to 42.4% from 42.0%, which the Company attributes to sales price increases and a slightly more favorable sales product mix.

Operating expenses were $13.9 million, up from $12.4 million for the prior-year quarter. The increase was largely due to additional infrastructure expenses of $0.7 million related to continued investment in the Company’s RSDL business, additional compensation costs of $0.5 million due in part to added head count, and $0.3 million in increased selling expenses resulting from higher sales. Operating profit was $1.8 million, up from $1.0 million from the prior-year period.

For the 2006 fourth quarter, the Company’s effective tax rate was 35%, as compared to 18% in the fiscal 2005 fourth quarter. The tax rate for the prior year differed from the statutory Federal rate of 34% due primarily to the reversal of a tax valuation allowance relating to the sale of non-core equity securities recorded in that period.

-more-

During the fourth quarter of fiscal 2006, the Company recorded net sales of $496,000 and pre-tax earnings of $319,000 ($223,000 after-tax or $0.02 per diluted share), relating to an adjustment of sales and related earnings at its subsidiary in the United Kingdom (UK) for the first three quarters of fiscal 2006 (the “UK Subsidiary Adjustment”). The UK Subsidiary Adjustment resulted from misconduct by certain local operational and financial management personnel to misrepresent financial results in order to closely align actual operating results with budget. The Company determined that sales and net earnings in the UK subsidiary were under reported in the first three quarters of fiscal 2006, that the cumulative effect of these adjustments was recorded in the fourth quarter of 2006 (i.e. the UK Subsidiary Adjustment) and that annual results for 2006 were properly reported. It was also determined that a similar irregularity occurred in the second and third quarters of fiscal 2005. However, the annual results for fiscal 2005 were properly reported. The Company believes that all accounting irregularities have been identified, corrective actions taken and that the UK Subsidiary Adjustment captures all necessary adjustments required to reflect the proper accounting treatment. After consideration of the qualitative and quantitative factors, the Company determined that the effects of these accounting irregularities were not material to any prior reporting period.

Net sales from continuing operations for the 12 months ended June 3, 2006 were a record $138.4 million, up 22% from net sales from continuing operations of $113.1 million for the 12 months ended May 28, 2005. Gross profit as a percentage of net sales improved to 43.2% from 42.5% last fiscal year. Operating profit was $10.4 million, compared with $3.5 million last year. Earnings from continuing operations for fiscal 2006 were $9.8 million, or $0.88 per diluted share, up from $5.7 million, or $0.52 per diluted share, for the prior year. A number of unusual and non-recurring items occurred in fiscal years 2006 and 2005 that, in the aggregate, favorably affected operating results and net earnings in both periods. These items, presented in further detail in the attached supplemental schedules, relate to: 1) the closing of facilities in Puerto Rico, the U.S. and Japan, giving rise to closing costs, certain tax benefits and gains from the sales of both operating and non-core assets related to these restructuring projects; 2) the reversal of a tax valuation allowance in fiscal 2006; and 3) a non-core asset impairment charge in 2005. The Company believes these supplemental schedules will provide information to enable a clearer understanding of our ongoing operations.

E-Z-EM had cash, cash equivalents and short-term debt and equity securities as of June 3, 2006 of $40.3 million, compared with $28.6 million as of May 28, 2005.

Commenting on the results, Anthony A. Lombardo, president and CEO of E-Z-EM, said, “I am delighted with the continued progress the Company has made on both financial and operational levels during the year. Over this period, we have achieved continued growth in our CT products, delivered a solid performance in our core business, and took further steps to streamline the Company’s operations.

“We are extremely disappointed about the situation in the UK, and in no way believe that it is reflective of the high standards of integrity we demand at E-Z-EM.

“Our overall performance for the fourth quarter was strong. Sales were once again led by our CT imaging and fluoroscopy products, specifically Empower injector systems and our Smoothie oral contrast products. Sales in this area continue to be driven by the growth in CT imaging in general, in terms of both procedures and CT scanner installations. Sales of Volumen® continue on a positive trend, which reflects growing use of the product in CT enterography procedures and other applications. The product has been supported by recent academic papers published detailing the clinical efficacy of CT enterography in conjunction with low Hounsfield contrast agents. The adoption cycle for VoLumen has been somewhat slower than anticipated due to a longer clinical learning curve required for reading Volumetric imaging in CT, as well as the need for increased applications training for CT technologists. However, we believe that VoLumen will continue to benefit from the overall growth in MDCT imaging over time.

“RSDL sales for the quarter were $1.6 million and $3.5 million for the year, up significantly from both prior years’ respective periods. While still a small percentage of our overall sales, the growth is a positive step in the evolution in RSDL. The year was marked by continued support for RSDL within NATO countries and the beginning adoption, while limited, by the U.S. State and Local First Responder market. During the year we continued to work with the DOD on their adoption of the product, and we were pleased with their request for RSDL procurement in the fiscal year 2007 U.S. Federal Budget.

“Virtual colonoscopy product sales for the fourth quarter were $1.2 million and $4.1 million for the year, up from the prior-year’s respective periods on strong growth in Europe. We believe significant growth in this product area is still dependent on a successful outcome of the ACRIN II trial and subsequent reimbursement for screening exams.

Fiscal Year 2007 Financial Guidance

The Company expects net sales to be at least $147 million and net earnings to be at least $7.4 million or $0.66 per diluted share in fiscal 2007. Regarding guidance for fiscal 2007, Mr. Lombardo said, “We are coming off a very strong base year in fiscal 2006 which makes fiscal 2007 a challenging year from a comparative standpoint. Strong double digit growth in our CT imaging products will be mitigated somewhat by the return of Mallinckrodt to the market after almost a year and a half hiatus due to their product recall, and the closure of our Japanese subsidiary. We estimate these latter two items will have a negative effect on sales of about $6 million in 2007. So, while the increase in net sales year over year is 6% in absolute terms, the increase is in the 11% range absent these two items. Also, a number of unusual items positively effected net earnings in fiscal 2006 and 2005, such as the sale of a redundant manufacturing facility in New York and a tax benefit derived from the planned closure of the Japanese operation. In order to assist investors in understanding the impact of these and other items on continuing operations and to clarify the comparison of our net earnings guidance with the prior two year periods, please refer to the attached supplemental schedules.”

Conference Call

E-Z-EM management will host a conference call to discuss these results on Thursday, August 10, 2006 beginning at 4:30 p.m. Eastern Time. To participate in the call, please dial (877) 815-7177 from the U.S., or (706) 679-0753 from outside the U.S. A telephone replay of the call will be accessible for a limited time following completion of the call by dialing (800) 642-1687 or (706) 645-9291, and entering reservation number 4116442. In addition, participants may access the call over the Internet by visiting the Company’s web site at www.ezem.com. The call will be archived there for a limited period of time.

About E-Z-EM, Inc.

E-Z-EM is a leading manufacturer of contrast agents for gastrointestinal radiology. The Company is the developer of VoLumen®—the next generation low density barium sulfate suspension for use as an oral contrast in Multidetector CT (MDCT) and PET/CT studies. The Company also offers Empower ®—the only family of CT injectors on the market powered by the IRiSCT® Injector Information Reporting System—and offers a complete product set for the virtual colonoscopy practitioner. This product line consists of virtual colonoscopy hardware, software, nutritional prep kits and bowel cleaners, tagging agents and a carbon dioxide colon insufflation system. The Company is also the exclusive manufacturer and marketer of Reactive Skin Decontamination Lotion (RSDL) for first-responder organizations and military services in many countries. RSDL is a liquid skin decontaminant that breaks down chemical agents such as Sarin or VX in seconds, leaving a non-toxic liquid that can be washed away with water.

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond the Company’s control. Such risks and uncertainties include: the ability of the Company to develop its products; the impact of Mallinckrodt’s return to market on sales; continued growth in CT product sales; continued growth in VC products sales; the results of future research studies, including a positive result from the ACRIN II trial, market acceptance and sales of RSDL, including approval of the DoD budget request and placement of a procurement order by the DoD for RSDL, market acceptance and sales of VoLumen®; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Form 10-Q for the quarter ended March 4, 2006 and its Annual Report on Form 10-K for the fiscal year ended May 28, 2005. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.

(Tables to follow)

E-Z-EM, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 3,	May 28,
	2006	2005

Assets

Current assets
Cash, cash equivalents and debt and equity securities	$40,268	$28,602
Accounts receivable, net	20,909	17,677
Inventories, net	27,152	22,822
Other current assets	7,052	6,149

Total current assets	95,381	75,250

Property, plant & equipment, net	13,048	13,256
Other non-current assets	15,363	13,549
Non-current assets held for disposal		3,593

Total assets	$123,792	$105,648

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$5,721	$5,069
Accrued liabilities	12,515	9,916
Other current liabilities	84	653

Total current liabilities	18,320	15,638

Long-term liabilities	3,630	4,290
Stockholders’ equity	101,842	85,720

Total liabilities and stockholders’ equity	$123,792	$105,648

E-Z-EM, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited)

(in thousands, except per share data)

			Fifty-three	Fifty-two
	Thirteen weeks ended		weeks ended	weeks ended
	June 3,	May 28,	June 3,	May 28,
	2006	2005	2006	2005

Net sales	$37,116	$32,008	$138,369	$113,075
Cost of goods sold	21,375	18,577	78,649	65,039

Gross profit	15,741	13,431	59,720	48,036

Operating expenses	13,919	12,398	49,294	44,583

Operating profit	1,822	1,033	10,426	3,453

Other income (expense), net	254	603	276	3,106

Earnings from continuing operations
before income taxes	2,076	1,636	10,702	6,559

Income tax provision (1)	730	300	936	851

Earnings from continuing operations	1,346	1,336	9,766	5,708

Earnings from discontinued operation,
net of income tax provision				1,228

Net earnings	$1,346	$1,336	$9,766	$6,936

Basic earnings per common share
From continuing operations	$0.12	$0.12	$0.90	$0.53
From discontinued operation,
net of income tax provision				0.11

Net earnings	$0.12	$0.12	$0.90	$0.64

Diluted earnings per common share
From continuing operations	$0.12	$0.12	$0.88	$0.52
From discontinued operation,
net of income tax provision				0.11

Net earnings	$0.12	$0.12	$0.88	$0.63

Weighted average common shares
Basic	10,860	10,793	10,849	10,762
Diluted	11,127	10,975	11,106	10,951

(1)

The fifty-three weeks ended June 3, 2006 includes a tax benefit of $2,481,000 associated with the closing of the Company’s Japanese subsidiary, and the reversal of a valuation allowance of $456,000 relating to a previously impaired, non-core equity security.

Supplemental Financial Information

The financial information presented in the following tables contains certain non-GAAP financial measures. Management believes the use of the non-GAAP measures improves the investor’s ability to make comparisons between fiscal periods and provide more useful information to investors regarding the Company’s continuing results of operations. The following financial tables reconciles proforma (1) operating profit (2) earnings from continuing operations and (3) diluted earnings per share to the most directly comparable U.S. GAAP measures. The proforma adjustments give effect to the impact of the Company’s Manufacturing Site Relocation (“MSR”) programs including:

•	MSR II project costs F/Y 2006 and F/Y 2005
o	Sale of real property (redundant manufacturing facility) - F/Y 2006
o	Closing costs and tax benefits related to the planned liquidation of Japanese subsidiary - F/Y 2006
o	Sale of non-core equity securities to fund the MSR II project - F/Y 2005
o	Tax benefit related to losses and closure of Puerto Rican operations (MSR I) – F/Y 2005
•	Change in tax valuation allowance – F/Y 2006
•	Impairment of a non-core equity security – F/Y 2005

The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP. All dollar amounts are in thousands, except diluted earnings per common share from continuing operations.

___________________________

E-Z-EM, Inc. and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

(in thousands, except per share data)

	Fifty-three	Fifty-two
	weeks ended	weeks ended
	June 3,	May 28,
	2006	2005

Operating profit – as reported	$10,426	$3,453
Add:
MSR II project costs	105	2,917
Costs associated with the closing of
the Japanese subsidiary	333
Less:
Gain on sale of real property	1,205

Operating profit – pro forma	$9,659	$6,370

Earnings from continuing operations – as reported	$9,766	$5,708
Add:
MSR II project costs	69	1,925
Costs associated with the closing of
the Japanese subsidiary	333
Impairment of non-core equity security		500
Less:
Gain on sale of real property	795
Gain on sale of non-core equity securities		3,270
Tax benefit on losses of Puerto Rican subsidiary		548
Tax benefit associated with the closing of
the Japanese subsidiary	2,481
Change in tax valuation allowance	456

Earnings from continuing operations – pro forma	$6,436	$4,315

Diluted earnings per common share from
continuing operations – as reported	$0.88	$0.52
Add:
MSR II project costs	0.00	0.18
Costs associated with the closing of
the Japanese subsidiary	0.03
Impairment of non-core equity security		0.05
Less:
Gain on sale of real property	0.07
Gain on sale of non-core equity securities		0.30
Tax benefit on losses of Puerto Rican subsidiary		0.05
Tax benefit associated with the closing of
the Japanese subsidiary	0.22
Change in tax valuation allowance	0.04

Diluted earnings per common share from
continuing operations – pro forma	$0.58	$0.40

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